Exhibit 99.1

NeoPhotonics Reports First Quarter 2012 Financial Results

•	Record First Quarter Revenue of $54.2 Million

•	40/100G Products Exceed 10% of Revenue for Second Consecutive Quarter

•	Outlook for Second Quarter Includes Expected Increasing Revenue and Expected Lower Net Loss from Continuing Operations

SAN JOSE, CA – May 3, 2012 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuit, or PIC, based modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its first quarter ended March 31, 2012.

“We are pleased with our results for the first quarter of 2012, which exceeded our projected ranges for revenue, gross margin and earnings per share,” said Tim Jenks, Chairman, President and CEO of NeoPhotonics. “We experienced continued strong demand in our speed and agility product categories, particularly for coherent 40G and 100G products, as deployments of faster networks continue to proliferate globally,” continued Mr. Jenks.

“We are also pleased with the demand for products we acquired from Santur Corporation, particularly indium-phosphide-based PIC products such as tunable lasers. Revenue and gross profit from those products continued to grow from the prior quarter as new customer engagements since the acquisition have started to generate revenue and existing customer engagements have continued to expand,” concluded Mr. Jenks.

Financial Highlights for the First Quarter of 2012

For the first quarter of 2012, NeoPhotonics reported record first quarter revenue of $54.2 million, a decrease of $3.0 million, or 5% from the fourth quarter of 2011, and an increase of $4.2 million, or 8%, from the first quarter of 2011. Gross margin for the first quarter of 2012 was 21.0%, as compared to 21.5% in the fourth quarter of 2011 and 24.3% in the first quarter of 2011. Non-GAAP gross margin for the first quarter of 2012 was 23.9%, up from 23.5% for the fourth quarter of 2011 and compares to 25.8% for the first quarter of 2011.

Loss from continuing operations for the first quarter of 2012 was $11.8 million, an improvement compared to a loss of $22.8 million in the fourth quarter of 2011 and compares to a loss of $2.1 million in the first quarter of 2011. Non-GAAP loss from continuing operations for the first quarter of 2012 was $5.4 million, a 15% improvement compared to a loss of $6.4 million in the fourth quarter of 2011 and compares to break-even in the first quarter of 2011.

Diluted loss per share from continuing operations for the first quarter of 2012 was $0.47, an improvement compared to a loss per share of $0.92 in the fourth quarter of 2011 and a loss per share of $1.27 in the first quarter of 2011. Non-GAAP diluted loss per share from continuing operations for the first quarter of 2012 was $0.22, an improvement compared to a loss per share of $0.26 in the fourth quarter of 2011 and compares to break-even in the first quarter of 2011. Adjusted EBITDA for the first quarter of 2012 was a loss of $2.4 million, an improvement compared to a loss of $3.0 million in the fourth quarter of 2011 and compares to Adjusted EBITDA of $3.1 million in the first quarter of 2011.

A reconciliation of GAAP financial measures to Non-GAAP financial measures is included at the end of this press release. See “Use of Non-GAAP Financial Information” later in this press release for a description of these Non-GAAP financial measures.

Total cash, cash equivalents and short-term investments at March 31, 2012 was $83.8 million, as compared to $86.4 million at December 31, 2011, primarily due to cash used in operations, partially offset by strong collections, and scheduled debt payments.

Business Highlights

•

NeoPhotonics announced completion of phase one in its plan to significantly increase production capacity of narrow linewidth tunable lasers (NLW-TL) in support of rapidly growing demand. The company has doubled NLW-TL output since initiating the production plan in the fourth quarter of 2011. Demand for these products has outstripped industry capacity due to the rapid uptake of coherent optical technology coupled with industry supply constraints attributable to the flooding in Thailand in 2011.

•

NeoPhotonics announced the sample availability of its PIC-based Multicast Switch for next generation ROADM (Reconfigurable Optical Add/Drop Multiplexer) applications. The Multicast Switch is intended to build on current WSS (Wavelength Selective Switch) and ROADM technology to enable next-generation “colorless, directionless and contentionless” (CDC) networks.

•

NeoPhotonics announced that it has received an investment of $39.8 million in gross proceeds from RUSNANO, a $10 billion sovereign investment corporation located in Moscow, Russia. RUSNANO acquired 4.97 million newly-issued common shares of NeoPhotonics Corporation in a private placement transaction at a price per share of $8.00. The company intends to use the net proceeds to establish design and production capabilities in Russia for the benefit of its global organization and for general corporate purposes.

•

As of the end of the first quarter of 2012, NeoPhotonics had substantially completed the integration of Santur Corporation. Since the October 2011 acquisition, the company has combined the respective organizations, consolidated certain operations, merged ERP systems, eliminated redundancies, and trained and engaged the respective companies’ sales channels to support the expanded product offerings.

Outlook for the Quarter Ending June 30, 2012

During the quarter ending June 30, 2012, NeoPhotonics currently expects revenue to be in the range of $55 million to $61 million and Non-GAAP gross margin to be in the range of 23% to 25%. The company currently expects diluted loss per share from continuing operations to be in the range of $0.27 to $0.36 and Non-GAAP diluted loss per share from continuing operations to be in the range of $0.14 to $0.22. The Non-GAAP outlook excludes the expected amortization of purchased intangibles and other assets of approximately of $1.6 million and the anticipated impact of stock-based compensation of approximately $2.2 million. Of these amounts, approximately $1.2 million is estimated to relate to cost of goods sold.

Conference Call

NeoPhotonics will discuss these financial results in a conference call at 4:30 p.m. ET (1:30 pm PT) today, May 3, 2012. The public is invited to listen to a live webcast of the conference call by visiting the Investor Relations section of the company website at http://ir.neophotonics.com/.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until May 7, 2012 at 8:00 p.m. ET and can be accessed by dialing 888-203-1112 if you are calling from within the United States, or 719-457-0820 if you are calling from outside the United States, and entering the replay pass code 5884230. A replay of the webcast will be available in the Investor Relations section of the company’s website approximately two hours after the conclusion of the call.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based modules and subsystems for bandwidth-intensive, high-speed communications networks. The company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA) and Shenzhen, China. NeoPhotonics has been included in the Russell 3000® Index since its reconstitution in June 2011. For additional information, visit www.neophotonics.com.

© 2012 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Forward Looking Statements

The statements in this press release under the heading “Outlook for the Quarter Ending June 30, 2012”, as well as the third bullet point under the title and the statements regarding the intended use of proceeds from the RUSNANO investment, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations. The company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks, uncertainties and assumptions. The risks and uncertainties that could cause the company’s results, including for the second quarter, to differ materially from those expressed or implied by such forward-looking statements include but are not limited to: volatility in customer demand, particularly with its largest customers; actual or contingent liabilities relating to Santur; the inability to predict the future of Santur products while a part of NeoPhotonics; the company’s rate of new design wins and the rate at which design wins go into production; delays or complications in our intended Russia expansion; the acceptance rate and timing by customers of new product introductions; general conditions in the telecommunications equipment industry or the world economy generally; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about risks that may impact the company’s business is set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012. All forward-looking statements in this press release are based on information available to NeoPhotonics as of the date hereof and qualified in their entirety by this cautionary statement, and NeoPhotonics assumes no obligation to revise or update these forward-looking statements.

Use of Non-GAAP Financial Information

To help readers understand the company’s past financial performance and its future results, NeoPhotonics supplements the financial results that it provides in accordance with generally accepted accounting principles, or GAAP, with Non-GAAP financial measures. The company provides Non-GAAP gross margin, Non-GAAP income (loss) from continuing operations, Non-GAAP diluted income (loss) per share from continuing operations and adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, as supplemental information. In computing certain of these Non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense, restructuring expenses, amortization of purchased intangible assets, amortization of fair value adjustments to fixed assets and inventory, fair value adjustments to contingent consideration, acquisition-related costs, goodwill impairment charges and the related tax effects. In computing adjusted EBITDA, the company also excludes interest income and expense, provision for income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance and ultimately monitor the company’s capacity to generate returns for its stockholders. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies may calculate such financial results differently, particularly related to nonrecurring or unusual items. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to gross margin, income (loss) from continuing operations, and diluted income (loss) per share for continuing operations, or as indications of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures and more information about Non-GAAP financial measures are provided in the financial schedules portion of this press release.

Contacts:

JD Fay, Chief Financial Officer

NeoPhotonics Corporation

408-895-6086

Erica Mannion, Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

NeoPhotonics Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages, share and per share data)

	Three months ended
	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
Revenue	$54,223	$57,183	$50,020
Cost of goods sold (1)	42,817	44,909	37,861

Gross profit	11,406	12,274	12,159
	21.0%	21.5%	24.3%
Operating expenses:
Research and development (1)	10,538	11,039	6,392
Sales and marketing (1)	3,023	3,368	2,982
General and administrative (1)	7,125	8,584	4,111
Amortization of purchased intangible assets	354	326	292
Earn out adjustment	1,907	(1,287)	—
Goodwill impairment charges	—	13,106	—

Total operating expenses	22,947	35,136	13,777

Loss from operations	(11,541)	(22,862)	(1,618)

Interest income	132	253	34
Interest expense	(154)	(192)	(118)
Other expense, net	(275)	(53)	(26)

Total interest and other income (expense), net	(297)	8	(110)

Loss before income taxes	(11,838)	(22,854)	(1,728)
Benefit from (provision for) income taxes	60	22	(372)

Loss from continuing operations	(11,778)	(22,832)	(2,100)
Income from discontinued operations, net of tax	170	523	165

Net loss attributable to NeoPhotonics Corporation	(11,608)	(22,309)	(1,935)
Deemed dividend on beneficial conversion of Series X redeemable convertible preferred stock and accretion of redeemable convertible preferred stock	—	—	(17,056)

Net loss attributable to NeoPhotonics Corporation common stockholders	$(11,608)	$(22,309)	$(18,991)

Loss per share from continuing operations:
Basic	$(0.47)	$(0.92)	$(1.27)

Diluted	$(0.47)	$(0.92)	$(1.27)

Weighted average shares used to compute loss per share from continuing operations:
Basic	24,870,684	24,807,478	15,069,394

Diluted	24,870,684	24,807,478	15,069,394

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$188	$120	$685
Research and development	469	256	607
Sales and marketing	209	145	274
General and administrative	278	219	367

Total stock-based compensation expense	$1,144	$740	$1,933

NeoPhotonics Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Mar. 31, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$83,780	$86,384
Restricted cash	3,162	3,227
Accounts receivable, net	59,664	68,877
Inventories	39,007	35,341
Prepaid expenses and other current assets	6,954	5,882
Short-term assets held-for-sale	—	1,687

Total current assets	192,567	201,398
Property, plant and equipment, net	53,643	56,344
Other intangible assets, net	17,041	17,999
Other long-term assets	1,178	1,141
Long-term assets held-for-sale	—	167

Total assets	$264,429	$277,049

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,451	$37,599
Notes payable	14,506	14,620
Current portion of long-term debt	5,000	5,000
Accrued and other current liabilities	19,437	18,299
Current liabilities held-for-sale	—	1,681

Total current liabilities	77,394	77,199
Long-term debt, net of current portion	20,917	22,166
Deferred income tax liabilities	653	927
Other noncurrent liabilities	1,770	3,103

Total liabilities	100,734	103,395

Stockholders’ equity:
Common stock	62	62
Additional paid-in capital	394,020	392,792
Accumulated other comprehensive income	11,774	11,353
Accumulated deficit	(242,161)	(230,553)

Total stockholders’ equity	163,695	173,654

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$264,429	$277,049

NeoPhotonics Corporation

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages, share and per share data)

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011
NON-GAAP GROSS PROFIT:
GAAP gross profit	$11,406	$12,274	$12,159
Stock-based compensation expense (a)	188	120	685
Amortization of purchased intangible assets (b)	598	532	51
Amortization of acquisition-related fixed asset step-up (c)	786	292	—
Amortization of acquisition-related inventory step-up (d)	—	215	—
Acquisition-related costs (e)	(12)	12	—

Non-GAAP gross profit	$12,966	$13,445	$12,895

Non-GAAP gross margin (% of revenue)	23.9%	23.5%	25.8%
NON-GAAP LOSS FROM CONTINUING PERATIONS:
GAAP loss from continuing operations	$(11,778)	$(22,832)	$(2,100)
Stock-based compensation expense (a)	1,144	740	1,933
Amortization of purchased intangible assets (b)	952	858	343
Amortization of acquisition-related fixed asset step-up (c)	1,319	427	—
Amortization of acquisition-related inventory step-up (d)	—	215	—
Acquisition-related costs (e)	924	1,089	—
Restructuring charges (f)	130	1,297	—
Fair value adjustment to contingent consideration (g)	1,907	(1,287)	—
Goodwill impairment charge (h)	—	13,106	—
Income tax effect of Non-GAAP adjustments (i)	(37)	(6)	(227)

Non-GAAP loss from continuing operations	$(5,439)	$(6,393)	$(51)

ADJUSTED EBITDA:
GAAP income (loss) from continuing operations	$(11,778)	$(22,832)	$(2,100)
Stock-based compensation expense (a)	1,144	740	1,933
Amortization of purchased intangible assets (b)	952	858	343
Amortization of acquisition-related fixed asset step-up (c)	1,319	427	—
Amortization of acquisition-related inventory step-up (d)	—	215	—
Acquisition-related costs (e)	924	1,089	—
Restructuring charges (f)	130	1,297	—
Fair value adjustment to contingent consideration (g)	1,907	(1,287)	—
Goodwill impairment charge (h)	—	13,106	—
Interest (income) expense, net (j)	22	(61)	84
Provision for (benefit from) income taxes (k)	(60)	(22)	372
Depreciation expense (l)	3,082	3,470	2,431

Adjusted EBITDA	$(2,358)	$(3,000)	$3,063

NON-GAAP DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS:
GAAP diluted loss per share from continuing operations	$(0.47)	$(0.92)	$(1.27)

Non-GAAP diluted loss per share from continuing operations	$(0.22)	$(0.26)	$(0.00)

SHARES USED TO COMPUTE NON-GAAP DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS:
Shares used to compute GAAP diluted loss per share from continuing operations	24,870,684	24,807,478	15,069,394
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance and dilutive securities under the treasury method (m)	—	—	6,799,260

Shares used to compute Non-GAAP diluted loss per share from continuing operations	24,870,684	24,807,478	21,868,654

The Non-GAAP financial measures included in the table above adjust for the following items:

a)	Stock-based compensation expense. Included in the GAAP financial results are charges for the fair value of stock options, stock appreciation units, employee stock purchase rights and restricted stock units granted to employees. While this is a recurring item, management believes that excluding these charges from its Non-GAAP financial measures provides for more accurate comparisons of the company’s historical and current operating results to those of similar companies because various valuation methodologies with subjective assumptions may be used to calculate stock-based compensation expense.

b)	Amortization of purchased intangible assets. Included in the GAAP financial results is the amortization of purchased intangible assets associated with prior acquisitions and which is non-cash in nature. The company excludes this expense from its Non-GAAP financial measures because it believes it is not indicative of the company’s core operating performance.

c)	Amortization of acquisition-related fixed asset step-up. The purchase accounting entries associated with the company’s acquisition of Santur required the company to record fixed assets at fair value, which was greater than the previous book value of the fixed assets. The increase in fixed asset value is expensed to cost of goods sold and operating expenses over the estimated life of the asset, as determined at the acquisition date. Included in the GAAP financial results is the amortization expense related to the acquisition-related fixed asset step-up, which is non-cash in nature. Management excludes the fixed asset step-up amortization from the company’s non-GAAP measures because it is a non-cash expense that management does not believe is indicative of the company’s ongoing operating results. Management further believes that excluding this item from the company’s non-GAAP results is useful to investors in that it allows for period-over-period comparability.

d)	Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with the company’s acquisition of Santur required the company to record inventory at its fair value, which was greater than the previous book value of the inventory. The increase in inventory value is expensed to cost of goods sold over the period that the related product is sold. Included in the GAAP financial results is the amortization expense related to the acquisition-related inventory step-up, which is non-cash in nature. Management excludes the inventory step-up amortization from the company’s non-GAAP measures because it is a non-cash expense that management does not believe is indicative of the company’s ongoing operating results. Management further believes that excluding this item from the company’s non-GAAP results is useful to investors in that it allows for period-over-period gross margin comparability.

e)	Acquisition-related costs. Included in the GAAP financial results are external and incremental costs resulting directly from acquisition activities such as due diligence, legal, accounting and integration costs. Management excludes these acquisition-related costs because it believes these amounts are not reflective of ongoing operating results relative to the period in which the amounts are incurred and are not directly related to the company’s core operating performance.

f)	Restructuring expenses. Included in the GAAP financial results are restructuring expenses, representing employee compensation from reductions in employee headcount in connection with the company’s restructuring plan implemented in the fourth quarter of 2011. Management excludes restructuring expenses from its non-GAAP financial measures because management believes they do not reflect expected future operating expenses, they are not indicative of the company’s core operating performance, and they are not meaningful in comparisons to the company’s past operating performance.

g)	Fair value adjustment to contingent consideration. In connection with the company’s acquisition of Santur, the company may be required to pay up to an additional $7.5 million in cash, contingent upon Santur’s gross profit performance during 2012. The fair value of the contingent consideration was measured at the date of acquisition and is subject to remeasurement each reporting period. Included in the GAAP financial results is the adjustment to the fair value of the contingent consideration. Management excludes this fair value adjustment because it believes this amount is not reflective of ongoing operating results relative to the period in which the amount is incurred and is not directly related to the company’s core operating performance.

h)	Goodwill impairment charge. Included in the GAAP financial results is a goodwill impairment charge recorded in the fourth quarter of 2011, primarily resulting from a decline in the company’s market capitalization during the quarter. Management excludes goodwill impairment charge from the company’s non-GAAP financial measures as it is non-cash in nature and because management believes the charge is not reflective of ongoing operating results relative to the period in which the amount was incurred and is not directly related to the company’s core operating performance.

i)	Income tax effect of Non-GAAP adjustments. This amount adjusts the provision for (benefit from) income taxes to reflect the tax effect of the Non-GAAP adjustments on Non-GAAP income (loss) from continuing operations. The adjustments were calculated by applying the effective tax rate of the entity where each Non-GAAP adjustment was recorded.

j)	Interest (income) expense, net. Included in the GAAP financial results is interest income and interest expense. Although the company’s investing and borrowing activities are elements of its cost structure and provide the company with the ability to generate revenue and returns for its owners, management excludes interest income and interest expense from its adjusted EBITDA financial measure to provide period-to-period comparability of the company’s core operating results unassociated with its investing and borrowing activities.

k)	Provision for (benefit from) income taxes. Included in the GAAP financial results is income tax expense. While the company is subject to various state and foreign taxes and the payment of such taxes is a necessary element of the company’s operations, management excludes income tax expense from its adjusted EBITDA financial measure to provide period-to-period comparability of the company’s core operating results unassociated with the varying effective tax rates to which the company is subject.

l)	Depreciation expense. Included in the GAAP financial results is depreciation expense associated with the company’s capital expenditures. While the use of the capital equipment enables the company to generate revenue for the business, to enable the company to compare its financial results with other companies in the industry, management excludes depreciation expense from its adjusted EBITDA financial measure.

m)	Diluted shares. The shares used to compute diluted loss per share for continuing operations include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if-converted method as of the beginning of each period presented or the date of issuance, if later, and the dilutive effect of outstanding stock options, restricted stock units, warrants and employee stock purchase rights. In February 2011, in connection with the closing of the company’s initial public offering, all of its outstanding preferred stock was converted into shares of common stock.